Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, OR 97204 News Release

FOR IMMEDIATE RELEASE
Feb. 17, 2026

Media Contact:	Investor Contact:
Drew Hanson	Nick White
Corporate Communications	Investor Relations
Phone: 503-464-2067	Phone: 503-464-8073

Portland General Electric announces acquisition of Washington state utility operations and select assets from PacifiCorp, 2025 financial results and initiates 2026 earnings guidance

•
PGE partners with Manulife Investment Management for acquisition of PacifiCorp's Washington utility operations for $1.9 billion
•
Reached agreements to construct two solar and battery hybrid projects for a total of 615 MW, with 425 MW Company-owned
•
Initiating 2026 adjusted earnings guidance of $3.33 to $3.53 per diluted share and reaffirming 5% to 7% long-term earnings per share growth
•
Full-year 2025 GAAP financial results of $2.77 per diluted share; full-year 2025 non-GAAP adjusted financial results of $3.05 per diluted share, reflecting 14% year-over-year industrial demand growth, offset by historic fourth quarter weather that reduced earnings by 17 cents
•
PGE to host a conference call and webcast today, February 17, at 8:00am Eastern Time

PORTLAND, Oregon -- Portland General Electric Company (NYSE: POR) today announced an agreement to acquire select Washington state generation, transmission and electric utility operations from PacifiCorp for $1.9 billion, representing a purchase price multiple of 1.4x estimated 2026 rate base. The acquisition will enable PGE to extend its long-standing commitments to reliability, affordability, economic development and a customer centric approach to approximately 140,000 Washington customers. PGE expects accretion in the first full year upon closing and overall enhancement of PGE’s long-term EPS and dividend growth from the transaction.

“We are excited for the opportunity to continue to grow, expanding into Washington and building upon PGE's foundation of operational excellence and customer service," said Maria Pope, president and CEO. "We look forward to our partnership with Manulife Investment Management, who brings a track record of investment success across the utility sector and Pacific Northwest agriculture and timberland industries."

Under the agreement, PGE will acquire three generation facilities: the Chehalis natural-gas plant (477 MW), the Goodnoe Hills wind facility (94 MW), and the Marengo I and II wind facilities (234 MW). The acquisition also includes 4,500 miles of transmission and distribution lines, and local utility operations across 2,700 square miles.

Central to this acquisition is PGE’s partnership with Manulife Infrastructure Fund III, L.P. and its affiliates including John Hancock Life Insurance Company (USA), which will collectively be a minority owner of the Washington utility business. Manulife Investment Management is an experienced, long-term investor in infrastructure, agriculture, and timberland with roots in the region - having managed farms and forests in the Pacific Northwest for more than two decades.

PGE will manage the Washington operations as a separate company through a newly formed subsidiary regulated by the Washington Utilities and Transportation Commission. PGE expects the state and federal regulatory reviews of the acquisition to close 12 months after submission of regulatory filings.

Lazard served as lead financial advisor and provided a fairness opinion to Portland General Electric. Barclays, J.P. Morgan and Citi also served as financial advisors to Portland General Electric. Latham & Watkins served as legal advisor to Portland General Electric. Goldman Sachs & Co. LLC served as financial advisor to Manulife Investment Management. Simpson Thacher & Bartlett LLP served as legal advisor to Manulife Investment Management.

Find more information on Manulife Investment Management, visit https://www.manulifeim.com/institutional/us/en

2025 Financial Results

Today, PGE also reported net income based on generally accepted accounting principles (GAAP) of $306 million, or $2.77 per diluted share, for the year ended December 31, 2025. After adjusting for the impact of business transformation and optimization expenses, 2025 non-GAAP net income was $336 million, or $3.05 per diluted share.

This compares with GAAP net income of $313 million, or $3.01 per diluted share, for the year ended December 31, 2024. After adjusting for the impact of the January 2024 winter storms, 2024 non-GAAP net income was $327 million, or $3.14 per diluted share.

GAAP net income was $41 million, or $0.36 per diluted share, for the fourth quarter of 2025. After adjusting for the impact of business transformation and optimization expenses, fourth quarter 2025 non-GAAP net income was $53 million, or $0.47 per diluted share. This compares with GAAP net income of $39 million, or $0.36 per diluted share, for the fourth quarter of 2024.

2025 Earnings Compared to 2024 Earnings

On a GAAP basis, total revenues increased, driven by continued demand growth from data center and high-tech customers and improved cost recovery. Purchased power and fuel expense declined slightly, reflecting stable market conditions and lower commodity prices. Operating and maintenance expenses remained largely flat. Depreciation and amortization expense and interest expense increased due to ongoing capital investment. Income tax expense increased primarily due to lower production tax credit benefits.

Additional Company Updates

High-tech and Data Center Growth

In 2025 and the first part of 2026, PGE executed five contracts with data center customers for 430 MW. The contracts build on PGE's track record of strong industrial demand, which has grown at a 10% compounded annual growth rate from 2020 to 2025, and forecast to continue at this rate through 2030.

Resource Procurement

2023 Request for Proposals (RFP) - After a robust and competitive bidding and negotiating process as part of the 2023 RFP, PGE has entered into agreements to construct two solar and battery hybrid projects for a total of 615 MWs. Agreements for the PGE-owned resources include:

•
Biglow Optimization - 125 MW solar facility and 125 MW BESS located in Sherman County, Oregon, with an investment of approximately $540 million, excluding AFUDC. The project has an estimated commercial operation date at the end of 2027.
•
Wheatridge Expansion - 240 MW solar facility and 125 MW BESS located in Morrow County, Oregon. PGE will own 110 MW of solar and 65 MW of BESS production capacity with an investment of approximately $490 million, excluding AFUDC. NextEra Energy, Inc. will operate the facility, own the remaining 130 MW of solar and 60 MW of BESS production capacity and sell their portion of the output to PGE under a 30-year PPA. The project has an estimated commercial operation date at the end of 2027.

Additional Procurement Activities - PGE has also entered into the following agreements:

•
Meadowlark BESS - a 20-year storage capacity agreement for a 200 MW BESS located in Washington County, Oregon. This project will be owned by Copenhagen Infrastructure Partners, LLC and has an estimated commercial operation date at the end of 2027.
•
Nottingham BESS - a 20-year storage capacity agreement for a 200 MW BESS located in Washington County, Oregon. This project has an estimated commercial operation date in 2028.

2025 Request for Proposals - PGE plans to file a request for acknowledgement of the final shortlist of bidders for the 2025 All-source RFP to the Public Utility Commission of Oregon (OPUC) on February 17, 2026. The final shortlist, which totals approximately 5,000 MW, is made up of both renewables and non-emitting capacity projects.

PGE is proceeding to commercial negotiations with projects on the final shortlist, prioritizing those that include renewable generation, have a viable pathway to achieve commercial operations earlier in the 2028 - 2030 eligibility period and to maximize tax credits to reduce project costs. The ultimate outcome of the RFP process may involve the selection of multiple projects for both renewable and non-emitting dispatchable capacity resources, which PGE expects will be approximately 2,500 MW in total.

Quarterly Dividend

As previously announced, on February 13, 2026, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.525 per share. The quarterly dividend is payable on or before April 15, 2026 to shareholders of record at the close of business on March 23, 2026.

2026 Earnings Guidance

PGE is reaffirming 5% to 7% long-term earnings per share growth using a base of $3.08 per diluted share, the mid-point of original 2024 adjusted earnings guidance.

PGE is also initiating full-year 2026 adjusted earnings guidance of $3.33 to $3.53 per diluted share based on the following assumptions:

•
An increase in energy deliveries between 2.5% and 3.5%, weather adjusted;
•
Execution of power cost and financing plans;
•
Execution of operating cost controls;
•
Normal temperatures in its utility service area;
•
Hydro conditions for the year that reflect current estimates;

•
Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•
Normal thermal plant operations;
•
Operating and maintenance expense between $820 million and $840 million which includes approximately $155 million of wildfire, vegetation management, deferral amortization and other expenses that are offset in other income statement lines and $15 million of business transformation and optimization expenses;
•
Depreciation and amortization expense between $560 million and $580 million;
•
Effective tax rate of 15% to 20%;
•
Cash from operations of $1,000 to $1,200 million;
•
Capital expenditures of $1,655 million; and
•
Average construction work in progress balance of $850 million.

Business Update, Fourth Quarter and Full-Year 2025 Earnings Call and Webcast — Feb. 17, 2026

PGE will host a conference call with financial analysts and investors on Tuesday, February 17, 2026, at 8 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE's investor website "Events & Presentations" page beginning at 2 p.m. ET on February 17, 2026. This conference call will replace the previously scheduled conference call on February 20, 2026.

Maria Pope, President and CEO; Joe Trpik, Senior Vice President of Finance and CFO; and Nick White, Manager of Investor Relations, will participate in the call. Management will respond to questions following formal comments.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides an alternative measure of the Company’s comparative earnings per share and enables investors to evaluate the Company’s operating financial performance trends, exclusive of items that are not normally associated with ongoing operations. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•
Business transformation and optimization expenses, including strategic advisory, workforce realignment and corporate structure update costs
•
Non-deferrable Reliability Contingency Event (RCE) costs resulting from the January 2024 winter storm

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company’s GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

PGE’s reconciliation of non-GAAP earnings for the years ended December 31, 2025 and December 31, 2024 and the quarter ended December 31, 2025, are below.

Non-GAAP Earnings Reconciliation for the year ended December 31, 2025

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the year ended December 31, 2025	$ 306	$ 2.77
Exclusion of business transformation and optimization expenses	42	0.38
Tax effect (1)	(12)	(0.10)
Non-GAAP as reported for the year ended December 31, 2025	$ 336	$ 3.05

Non-GAAP Earnings Reconciliation for the year ended December 31, 2024

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the year ended December 31, 2024	$ 313	$ 3.01
Exclusion of January 2024 storm costs	19	0.18
Tax effect (1)	(5)	(0.05)
Non-GAAP as reported for the year ended December 31, 2024	$ 327	$ 3.14

Non-GAAP Earnings Reconciliation for the quarter ended December 31, 2025

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the quarter ended December 31, 2025	$ 41	$ 0.36
Exclusion of business transformation and optimization expenses	17	0.15
Tax effect (1)	(5)	(0.04)
Non-GAAP as reported for the quarter ended December 31, 2025	$ 53	$ 0.47

(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory rate.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is an integrated energy company that generates, transmits and distributes electricity to nearly 960,000 customers serving an area of approximately 2 million Oregonians. Since 1889, Portland General Electric (PGE) has been powering economies, delivering safe, affordable and reliable electricity while working to transform energy systems to meet evolving customer needs. PGE continues to make progress towards emissions reduction targets, and customers have set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. PGE is ranked a top ten utility in the 2025 Forrester U.S. Customer Experience Index. In 2025, PGE employees and retirees volunteered over 18,300 hours to more than 400 nonprofits organizations. Through the PGE Foundation, along with corporate contributions and the employee matching gift program, more than $5 million was directed to charitable organizations supporting economic growth and community resilience across our service area. For information: portlandgeneral.com/news.

Safe Harbor Statement

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report, and the Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors. Investors should not rely unduly on any forward-looking statements.

Forward-looking statements include statements, other than statements of historical or current fact, regarding the Company's earnings guidance (including all the assumptions and expectations upon which such guidance is based), the Company’s proposed purchase of electric utility operations and certain assets in Washington state from PacifiCorp (the “Acquisition”), the Company’s financing plans for the Acquisition, the timing of the closing of the Acquisition, and the realization of anticipated benefits of the Acquisition, as well as other statements containing words such as "anticipates," "assumptions," "believes," "continue,” "could," "estimates," "expects," "expected," "forecast," "goals," "guidance,” "intends," “may,” "plans," "predicts," “proposed,” "seeks," "should," well-positioned to execute,” "will," “working to,” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Such risks, uncertainties and other factors include, without limitation: the timing or outcome of various legal and regulatory actions; closing of the Acquisition being delayed or not occurring at all due to regulatory approvals not being obtained or other closing conditions not being fulfilled; opposition of the Acquisition from special interest groups; the Acquisition may encounter unanticipated delays or be postponed or canceled due to the occurrence of any event, change or other circumstance or condition that could give rise to the delay or termination of the Acquisition; the ability of the Company and Manulife Investment Management to obtain financing and remain invested in the acquired business; successful integration of the acquired business and the Company’s ability to achieve the anticipated benefits of the Acquisition within the expected timeframe; the acquired assets not performing as expected; the Company assuming unexpected risks, liabilities and obligations of the acquired assets; significant transaction costs associated with the Acquisition; the risk that disruptions from the Acquisition will harm the businesses, including current plans and operations; the ability to retain and/or hire key personnel to successfully operate and integrate the acquired assets; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Acquisition; new or revised governmental policies, executive orders, legislative actions, and regulatory audits, investigations and actions; uncertainties associated with increased energy demand or significant accelerated growth in demand due to new data centers; general economic conditions; trade tariffs; rising inflation; volatility in interest rates; changes in the tax code and treatment of tax credits; risks and uncertainties related to current or future All-Source Request for Proposals; changing customer expectations and choices that may reduce customer demand; natural or human-caused disasters and other risks or events that disrupt PGE operations, damage PGE facilities and systems, cause the release of harmful materials, cause fires, and subject the Company to liability; ignitions caused by PGE assets or PGE’s ability to effectively implement a Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk or implement effective system hardening programs; impacts from legislative action on wildfire-related liability; operational factors affecting the Company's power generating and battery storage facilities; default or nonperformance on the part of any parties from whom PGE purchases fuel, capacity or energy; complications arising from PGE’s jointly-owned plant; delays in the supply chain and increased supply costs; failure to complete capital projects on schedule or within budget; failure to obtain permits necessary to operate the business; PGE’s ability to complete negotiations on contracts for capital projects; failure of counterparties to perform under agreements for capital projects; abandonment of capital projects; volatility in wholesale power and natural gas prices; changes in the availability and price of wholesale power and fuels; changes in capital market conditions; future laws, regulations and proceedings that could increase the Company’s costs of operating its thermal generating plants; changes in, and compliance with, and general uncertainty surrounding environmental laws and policies; the effects of climate change, whether global or local in nature; changes in customer growth or demographic patterns; changes in the Company's or

Manulife Investment Management credit ratings, any of which could impact cost of capital and access to capital markets to support requirements for funding the Acquisition, working capital, construction of capital projects, repayments of maturing debt, and stock-based compensation plans; the effectiveness of PGE's risk management policies and procedures; cybersecurity attacks, data security breaches, physical attacks and security breaches, or other malicious acts internally or to third parties; reputational damage from negative publicity, protests, fines, penalties and other negative consequences; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover; failure to achieve the Company's greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; acts of war, terrorism or civil disruption; and those risks, uncertainties, and other factors identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the United States Securities and Exchange Commission (SEC)and available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov and on the Company's website, investors.portlandgeneral.com.

POR

Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in millions, except per share amounts)

(Unaudited)

	Years Ended December 31,
	2025	2024	2023
Revenues:
Revenues, net	$3,555	$3,480	$2,912
Alternative revenue programs, net of amortization	21	(40)	11
Total Revenues	3,576	3,440	2,923
Operating expenses:
Purchased power and fuel	1,411	1,418	1,190
Generation, transmission and distribution	450	436	374
Administrative and other	392	403	341
Depreciation and amortization	578	496	458
Taxes other than income taxes	190	175	164
Total operating expenses	3,021	2,928	2,527
Income from operations	555	512	396
Interest expense, net	232	211	173
Other income:
Allowance for equity funds used during construction	18	23	19
Miscellaneous income, net	18	26	31
Other income, net	36	49	50
Income before income taxes	359	350	273
Income tax expense	53	37	45
Net income	$306	$313	$228

Weighted-average shares outstanding (in thousands):
Basic	110,471	103,946	97,760
Diluted	110,739	104,159	97,952

Earnings per share:
Basic	$2.77	$3.02	$2.33
Diluted	$2.77	$3.01	$2.33

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$76	$12
Accounts receivable, net	460	456
Inventories, at average cost:
Materials and supplies	99	92
Fuel	25	22
Regulatory assets—current	168	205
Other current assets	244	238
Total current assets	1,072	1,025
Electric utility plant:
In service	15,996	14,863
Accumulated depreciation and amortization	(5,419)	(5,085)
In service, net	10,577	9,778
Construction work-in-progress	416	567
Electric utility plant, net	10,993	10,345
Regulatory assets—noncurrent	619	632
Nuclear decommissioning trust	42	30
Non-qualified benefit plan trust	36	34
Other noncurrent assets	468	478
Total assets	$13,230	$12,544

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS, continued

(In millions, except share amounts)

(Unaudited)

	As of December 31,
	2025	2024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$330	$365
Liabilities from price risk management activities—current	158	147
Current portion of long-term debt	—	170
Current portion of finance lease obligations	27	27
Accrued expenses and other current liabilities	478	410
Total current liabilities	993	1,119
Long-term debt, net of current portion	4,662	4,354
Regulatory liabilities—noncurrent	1,490	1,440
Deferred income taxes	601	564
Deferred investment tax credits	194	61
Unfunded status of pension and postretirement plans	107	140
Liabilities from price risk management activities—noncurrent	56	72
Asset retirement obligations	299	292
Non-qualified benefit plan liabilities	70	74
Finance lease obligations, net of current portion	263	276
Other noncurrent liabilities	362	358
Total liabilities	9,097	8,750
Commitments and contingencies (see notes)
Shareholders’ equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding	—	—
Common stock, no par value, 160,000,000 shares authorized; 115,559,079 and 109,342,251 shares issued and outstanding as of December 31, 2025 and 2024, respectively	2,382	2,118
Accumulated other comprehensive loss	(4)	(4)
Retained earnings	1,755	1,680
Total shareholders’ equity	4,133	3,794
Total liabilities and shareholders’ equity	$13,230	$12,544

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Years Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net income	$306	$313	$228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	578	496	458
Deferred income taxes	37	23	8
Allowance for equity funds used during construction	(18)	(23)	(19)
Pension and other postretirement benefits	12	6	5
Alternative revenue programs	(21)	40	(11)
Stock-based compensation	16	24	17
Regulatory assets	24	(126)	20
Regulatory liabilities	(21)	(20)	24
Tax credit sales	179	112	24
Other non-cash income and expenses, net	64	57	40
Changes in working capital:
Accounts receivable and unbilled revenues	(16)	(66)	(29)
Margin deposits	9	(33)	24
Accounts payable and accrued liabilities	44	47	(166)
Margin deposits from wholesale counterparties	16	—	(135)
Other working capital items, net	(10)	(12)	(20)
Contribution to pension and other postretirement plans	(24)	(19)	(14)
Contribution to non-qualified employee benefit trust	(10)	(10)	(7)
Asset retirement obligation settlements	(13)	(16)	(25)
Other, net	(34)	(15)	(2)
Net cash provided by operating activities	1,118	778	420
Cash flows from investing activities:
Capital expenditures	(1,189)	(1,268)	(1,358)
Purchases of nuclear decommissioning trust securities	(9)	(8)	(1)
Sales of nuclear decommissioning trust securities	4	2	1
Other, net	(2)	(23)	—
Net cash used in investing activities	(1,196)	(1,297)	(1,358)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

(In millions)

(Unaudited)

	Years Ended December 31,
	2025	2024	2023
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$310	$670	$600
Payments on long-term debt	(170)	(130)	(260)
Proceeds from issuances of common stock, net of issuance costs	250	346	485
Issuance (maturities) of commercial paper, net	—	(146)	146
Dividends paid	(225)	(200)	(179)
Other	(23)	(14)	(14)
Net cash provided by financing activities	142	526	778
Change in cash and cash equivalents	64	7	(160)
Cash and cash equivalents, beginning of year	12	5	165
Cash and cash equivalents, end of year	$76	$12	$5

Supplemental disclosures of cash flow information:
Cash paid (received) for:
Interest, net of amounts capitalized	$198	$174	$136
Income taxes, net	(162)	(90)	12
Non-cash investing and financing activities:
Accrued capital additions	126	184	212
Accrued dividends payable	63	57	51

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

SUPPLEMENTAL OPERATING STATISTICS

(Unaudited)

	Years Ended December 31,
	2025		2024		2023
Retail revenues (1) (dollars in millions):
Residential	$1,486	48%	$1,457	51%	$1,263	52%
Commercial	985	32	924	33	808	33
Industrial	561	18	458	16	368	15
Subtotal	3,032	98%	2,839	100%	2,439	100%
Alternative revenue programs, net of amortization	21	1	(40)	(1)	11	—
Other accrued (deferred) revenues, net	17	1	16	1	(3)	—
Total retail revenues	$3,070	100%	$2,815	100%	$2,447	100%

Retail energy deliveries (2) (MWh in thousands):
Residential	7,596	34%	7,732	36%	7,952	37%
Commercial	7,015	31	7,024	32	7,178	34
Industrial	7,919	35	6,941	32	6,293	29
Total retail energy deliveries	22,530	100%	21,697	100%	21,423	100%

Average number of retail customers:
Residential	840,457	88%	829,721	88%	815,920	88%
Commercial	114,912	12	113,942	12	112,667	12
Industrial	286	—	281	—	273	—
Total	955,655	100%	943,944	100%	928,860	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

SUPPLEMENTAL OPERATING STATISTICS, continued

(Unaudited)

	Heating Degree-Days			Cooling Degree-Days
	2025	2024	15-Year Average	2025	2024	15-Year Average
1st quarter	1,772	1,755	1,819	4	—	—
2nd quarter	464	547	606	102	108	109
3rd quarter	19	36	60	588	643	521
4th quarter	1,294	1,324	1,502	—	—	6
Total	3,549	3,662	3,987	694	751	636
Increase (decrease) from the 15-year average	(11)%	(8)%		9%	18%

Note: “Average” amounts represent the 15-year rolling averages provided by the National Weather Service (Portland Airport).

	Years Ended December 31,
	2025		2024
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	11,424	37%	10,939	36%
Coal	1,936	6	1,910	6
Total thermal	13,360	43	12,849	42
Hydro	1,205	4	1,267	4
Wind	2,711	9	2,922	10
Total generation	17,276	56	17,038	56
Purchased power:
Hydro	7,431	24	6,752	22
Wind	1,195	4	1,386	5
Solar	1,415	5	1,119	4
Natural Gas	885	3	94	—
Waste, Wood and Landfill Gas	107	—	170	1
Source not specified	2,539	8	3,789	12
Total purchased power	13,572	44	13,310	44
Total system load	30,848	100%	30,348	100%
Less: wholesale sales	(9,383)		(9,722)
Retail load requirement	21,465		20,626